Distribution yields for First Investors Funds are calculated using the following formula:


                  Yield = (a/b)


Where:


         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.


The following is a list of the information used to calculate the distribution yield for First Investors Insured Tax Exempt Fund, Inc. (Class A shares) as of December 31, 1996.


                                                Distribution
                             a            b        Yield
                             -            -        -----

                           $.507        $10.14      5.00%

Distribution yields for First Investor's Funds are calculated using the following formula:


                  Yield = (a/b)


Where:


         a = dividends declared during the last 12 months.

         b = Net asset value per share on the last day of the period.


The following is a list of the information used to calculate the distribution yield for First Investors Insured Tax Exempt Fund, Inc. (Class B shares) as of December 31, 1996.


                                                Distribution
                             a            b        Yield
                             -            -        -----

                          $.439         $10.13     4.33%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors Insured Tax Exempt Fund, Inc. (Class A shares) as of December 31, 1996.


                                                                   *Tax
                                                                 Equivalent
          a          b            c         d       e    Yield     Yield
          -          -            -         -       -    -----     -----

     $5,481,024  $1,117,579  123,614,163  $10.82   $.00  3.95%     5.49%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:

          a = dividends and interest earned during the 30 day period.

          b = expenses accrued for the period (net of reimbursements).

          c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

          d = the maximum offering price per share on the last day of the period.

          e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors Insured Tax Exempt Fund, Inc. (Class B shares) as of December 31, 1996.


                                                                   *Tax
                                                                 Equivalent
          a          b            c         d       e    Yield     Yield
          -          -            -         -       -    -----     -----

       $13,072    $4,347       294,561    $10.13  $.00    3.53%    4.90%

SEC Standardized Total Returns - Class A Shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Insured Tax Exempt Fund, Inc. (Class A shares) as of December 31, 1996.

                                                   AVE. ANNUAL        TOTAL
                    ERV           P         N      TOTAL RETURN       RETURN
                    ---           -         -      ------------       ------

       1 year:     $964.00   $1,000.00    1.00        (3.60%)         (3.60%)

      5 years:   $1,253.40   $1,000.00    5.00         4.62%          25.34%

     10 years:   $1,802.30   $1,000.00   10.00         6.07%          80.23%

NAV Only Total Returns - Class A Shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P = a hypothetical initial investment of $1,000

                  N = number of years


The following table lists the information used to calculate the average annual total return and total return for First Investors Insured Tax Exempt Fund, Inc. (Class A shares) as of December 31, 1996.

                                                   AVE. ANNUAL        TOTAL
                    ERV           P         N      TOTAL RETURN       RETURN
                    ---           -         -      ------------       ------


     1 year:     $1,028.10    $1,000.00    1.00        2.81%           2.81%

     5 years:    $1,336.80    $1,000.00    5.00        5.98%          33.68%

    10 years:    $1,923.10    $1,000.00   10.00        6.76%          92.31%

SEC Standardized Total Returns - Class B Shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Insured Tax Exempt Fund, Inc. (Class B shares) as of December 31, 1996.

                                                   AVE. ANNUAL        TOTAL
                    ERV           P         N      TOTAL RETURN       RETURN
                    ---           -         -      ------------       ------

       1 year:    $979.60    $1,000.00     1.00     (2.04%)           (2.04%)

 Life of Fund:  $1,118.60    $1,000.00     1.97      5.86%            11.86%

NAV Only Total Returns - Class B Shares


Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual
         Total Return = ((ERV / P) ) - 1

         Total Return = ((ERV - P) / P)


Where:            ERV = Ending  redeemable  value  of a  hypothetical  $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period there of.)

                  P   = a hypothetical initial investment of $1,000

                  N   = number of years


The following table lists the information used to calculate the average annual total return and total return for First Investors Insured Tax Exempt Fund, Inc. (Class B shares) as of December 31, 1996.

                                                   AVE. ANNUAL        TOTAL
                    ERV           P         N      TOTAL RETURN       RETURN
                    ---           -         -      ------------       ------

      1 year:   $1,020.30     $1,000.00    1.00       2.03%            2.03%

Life of Fund:   $1,165.80     $1,000.00    1.97       8.10%           16.58%